FOR IMMEDIATE RELEASE
HC2 Holdings Reports Fourth Quarter and Full Year 2020 Results
- Fourth Quarter 2020 Consolidated Net Revenue of $251.8 Million -
- Strategic Focus Sharpened on Growth in Infrastructure, Life Sciences and Spectrum -
- Capital Structure Enhanced Through Rights Offering and Debt Refinancing -

New York, March 10, 2020 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the fourth quarter and fiscal year ended December 31, 2020.

Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Net revenue	$251.8	$247.6	1.7%	$1,005.8	$1,077.0	(6.6)%
Net loss attributable to common stock and participating preferred stockholders	$(7.1)	$(31.4)	(77.4)%	$(95.6)	$(31.5)	203.5%
Loss per share - Net loss attributable to common stock and participating preferred stockholders	$(0.11)	$(0.70)	(84.3)%	$(1.88)	$(0.70)	168.6%
Total Adjusted EBITDA	$10.0	$16.0	(37.5)%	$25.5	$43.4	(41.2)%

(1) Reconciliation of GAAP to Non-GAAP measures follows.
(2) Note that Total Adjusted EBITDA excludes results for HC2's Insurance segment.

Commentary
"The new HC2 has a sharpened strategic focus on the three key business areas which we believe will drive growth and increased stakeholder value: Infrastructure, Life Sciences and Spectrum,” stated Avie Glazer, Chairman of HC2. “Each of these operating segments contains best in class assets: Infrastructure is one of the largest steel fabrication and erection companies in the U.S., Life Sciences currently includes two breakthrough healthcare technologies, and Spectrum owns and operates the largest broadcast station group in the U.S. HC2 leadership is committed to supporting their success by fueling their organic and inorganic ambitions, and if and when appropriate, looking for alternative approaches to unlock value."

"We have also reached a milestone in terms of the financial position of HC2," added Wayne Barr, Jr., HC2's Chief Executive Officer. "As we continue on a path towards our optimal capital structure, the actions we have taken to monetize certain assets, refinance holding company debt and reduce corporate expenses have significantly increased our liquidity, flexibility, and optionality. There is clear alignment in this endeavor among management, our board and our stakeholders."

•Sharpened strategic focus. HC2 sharpened its focus on three key business areas that the Company believes will drive growth and generate stakeholder value in 2021 and beyond: Infrastructure, Life Sciences and Spectrum. The Company accomplished this through the disposition of the Marine and Telecommunications businesses and the sale of several non-core broadcast stations within our Spectrum segment during 2020, and the sale of the Clean Energy business in early 2021 (see below). In aggregate, HC2 has reduced its number of operating segments from seven to four through these portfolio optimization initiatives. Additionally, the Board of Directors continues to evaluate the Insurance segment and the previously disclosed non-binding indication of interest for the Insurance business (see below).
•Enhanced capital structure. HC2 took several additional steps to enhance the Company's capital structure, including a rights offering in November 2020 and the refinancing of holding company debt in February 2021. Combined with the completed asset sales, HC2 reduced overall indebtedness, lowered its cost of capital, obtained additional liquidity and flexibility, and maintains no near-term holding company debt maturities.
•Lowered corporate costs. HC2 management reduced recurring corporate expenses by approximately 13% for the year through decreased compensation and occupancy costs.
•Business execution. Throughout an uncertain period, each of HC2's three focus businesses is executing well in different ways, showing resiliency in the case of Infrastructure, making measurable progress toward product commercialization in the case of Life Sciences, and completing the station build-out and reducing costs in the case of Spectrum.

Fourth Quarter 2020 Highlights
•HC2 completed the previously-announced common stock rights offering, generating $65 million in gross proceeds ($61.5 million, net of dealer management fees and other offering expenses) consisting of the issuance of 28.7 million shares of common stock at a price of $2.27 per share.
•HC2 completed the previously-announced sale of its Telecommunications subsidiary, PTGi International Carrier Services, Inc., generating a net gain of $0.9 million. The segment's operating results are presented as discontinued operations in the attached tables and are excluded from the discussion of results from continuing operations for the comparable periods.
•HC2 received a non-binding indication of interest for the potential acquisition of its Insurance segment from Continental General Holdings LLC, an entity controlled by Michael Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company's outstanding stock, for a potential transaction value of approximately $90 million, subject to certain adjustments, consisting of, among other things, a combination of $65 million in cash and the transfer to HC2 (or the cancellation) and/or modification of the terms of certain HC2 and HC2-affiliate securities owned by the Insurance company.

Subsequent Events
•In January 2021, HC2 completed the sale of majority-owned Clean Energy subsidiary Beyond6, Inc. to Mercuria Investments US, Inc. for approximately $169 million. HC2, which owned 61% of Beyond6 on a fully diluted basis, received $70 million in net proceeds. The Clean Energy segment's operating results are presented as discontinued

operations in the attached tables, and are excluded from the discussion of the Company's results from continuing operations for the comparable periods.
•In February 2021, HC2 completed a $330.0 million offering of 8.5% senior secured notes due 2026, which was used to retire the existing 11.5% senior secured notes due 2021 and repay the outstanding indebtedness under its revolving credit agreement. As part of the refinancing of the senior secured notes, HC2 entered into exchange agreements with certain holders of $51.8 million of the outstanding 7.5% convertible senior notes, extending the maturity date to August 1, 2026.
•In February 2021, HC2 amended its revolving credit facility, extending the maturity from September 2021 to February 2024, increasing the maximum credit commitment from $15 million to $20 million, lowering the current borrowing rate under the agreement by 100 basis points, and updating certain affirmative and negative covenants. The Company applied part of the proceeds of the senior secured notes offering to repay all outstanding indebtedness under the credit facility, and currently has no borrowings under the credit facility.
Fourth Quarter and Full Year Financial Highlights
•Net Revenue: For the fourth quarter of 2020, HC2 consolidated net revenue was $251.8 million, an increase of 1.7% compared to $247.6 million for the prior year quarter. Higher revenue from Infrastructure was partially offset by lower revenues from Insurance and Spectrum, net of eliminations. For the full year 2020, consolidated net revenue was $1,005.8 million compared to $1,077.0 million in 2019.

NET REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Infrastructure	$167.0	$157.1	$9.9	$676.6	$713.3	$(36.7)
Insurance	77.0	80.3	(3.3)	300.2	331.6	(31.4)
Spectrum	11.0	12.0	(1.0)	40.3	41.8	(1.5)
Other	—	0.5	(0.5)	—	0.5	(0.5)
Eliminations (1)	(3.2)	(2.3)	(0.9)	(11.3)	(10.2)	(1.1)
Consolidated HC2	$251.8	$247.6	$4.2	$1,005.8	$1,077.0	$(71.2)

(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three and twelve months ended December 31, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.

•Net Income (Loss): For the fourth quarter of 2020, HC2 reported a Net Loss attributable to common stock and participating preferred stockholders of $7.1 million, or $(0.11) per share, compared to a Net Loss of $31.4 million, or $(0.70) per share, for the prior year quarter. For the full year 2020, Net Loss attributable to common and participating preferred stockholders was $95.6 million, or $(1.88) per fully diluted share, compared to a Net Loss of $31.5 million, or $(0.70) per fully diluted share, in the full year 2019.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Infrastructure	$2.8	$6.7	$(3.9)	$6.8	$24.7	$(17.9)
Insurance	16.1	(15.2)	31.3	40.2	59.4	(19.2)
Life Sciences	(5.7)	(1.8)	(3.9)	(14.4)	(0.2)	(14.2)
Spectrum	9.1	(4.4)	13.5	(17.5)	(18.5)	1.0
Other and Eliminations	(6.2)	2.4	(8.6)	(1.5)	(0.6)	(0.9)
Non-operating Corporate	(19.9)	(17.6)	(2.3)	(99.6)	(87.6)	(12.0)
Consolidating Eliminations attributable to HC2 Holdings Insurance Segment(1)	(0.9)	(1.1)	0.2	(6.0)	(8.7)	2.7
Net loss attributable to HC2 Holdings, Inc.	$(4.7)	$(31.0)	$26.3	$(92.0)	$(31.5)	$(60.5)
Less: Preferred dividends, deemed dividends, and repurchase gains	2.4	0.4	2.0	3.6	—	3.6
Net loss attributable to common stock and participating preferred stockholders	$(7.1)	$(31.4)	$24.3	$(95.6)	$(31.5)	$(64.1)

(1) The Insurance segment results are inclusive of realized and unrealized gains and net investment income for the three and twelve months ended December 31, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.

•Adjusted EBITDA: For the fourth quarter of 2020, Total Adjusted EBITDA, which excludes the Insurance segment, totaled $10.0 million, compared to $16.0 million for the prior year quarter. Improvement at Spectrum was more than offset by decreased contribution from Infrastructure, increased losses at Life Sciences, and higher Non-operating Corporate expenses. For the full year 2020, Total Adjusted EBITDA, excluding Insurance, was $25.5 million, compared to $43.4 million in 2019.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Infrastructure	$17.4	$20.8	$(3.4)	$63.2	$75.7	$(12.5)
Life Sciences	(7.9)	(3.1)	(4.8)	(22.5)	(11.8)	(10.7)
Spectrum	1.1	(1.0)	2.1	(1.2)	(6.3)	5.1
Other and Eliminations	2.7	2.0	0.7	1.6	3.7	(2.1)
Non-operating Corporate	(3.3)	(2.7)	(0.6)	(15.6)	(17.9)	2.3
Total Adjusted EBITDA	$10.0	$16.0	$(6.0)	$25.5	$43.4	$(17.9)

•Balance Sheet: As of December 31, 2020, HC2 had consolidated cash, cash equivalents and investments of $4.9 billion, which includes cash and investments associated with HC2’s Insurance segment. Excluding the Insurance segment, consolidated cash was $43.8 million, of which $27.5 million was at the HC2 corporate level.

Fourth Quarter and Full Year 2020 Segment Highlights
•Infrastructure
–DBM Global, a diversified builder with primary assets in steel fabrication and erection as well as service and maintenance, continued to be impacted by the timing and mix of project backlog, as well as from the COVID-19 pandemic, which has resulted in delays in new project awards for both its commercial construction and industrial services businesses. The business is seeing early signs of new projects being released, and expects to benefit over the coming years from the expected passage of a federal infrastructure spending bill. DBM is actively looking to further expand its offerings through a strategic acquisition strategy that will bolster its position to participate in infrastructure capital projects as well as the continuing growth in the commercial and industrial construction market.

–For the fourth quarter of 2020, DBM reported net revenue of $167.0 million, an increase of 6.3% compared to $157.1 million in the prior year quarter. Net Income was $2.8 million, compared to $6.7 million for the prior year quarter. Adjusted EBITDA was $17.4 million, compared to $20.8 million in the prior year quarter.

–DBM's total backlog was approximately $394.5 million as of December 31, 2020, compared to $497.7 million for the prior year quarter. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $608 million at the end of the fourth quarter of 2020, compared to $826 million at the end of the fourth quarter of 2019.

•Life Sciences
–Through Pansend Life Sciences, HC2 is strategically focused on the development of innovative technologies and products in the healthcare industry and is currently invested in four companies. The investments with the greatest potential for value creation in the near-term are R2 Technologies ("R2") (aesthetic dermatology) and MediBeacon (kidney monitoring).

–R2 is actively taking pre-orders for Glacial RXTM, its FDA-approved device utilizing patented CryoAesthetic technology, and is experiencing strong early demand from U.S. aesthetic providers. The first commercial shipments are scheduled for March 2021. In January 2021, R2 received the third and final $10 million in committed investment from Huadong Medicine Company Limited ("Huadong"), which will be used to fund the launch of R2's first-to-market innovations Glacial RXTM and Glacial SpaTM and the continued development of the product platform.

–MediBeacon received a commitment from Huadong for an additional $20 million in non-dilutive funding over the next two years to pursue Class 1 status in China, which will allow the device to immediately enter the Chinese hospital system. During Q4 2020, MediBeacon received the first $10 million of funding upon confirmation from the FDA that China is eligible to be included in MediBeacon's Global Study. An additional $5 million is expected to be received upon dosing of the first patient in the clinical study in China, and the remaining $5 million is expected to be used for reimbursement of certain expenses incurred by MediBeacon over the next two years. The commercial agreement between MediBeacon and Huadong committing an additional $15 million upon FDA regulatory approval remains unchanged.

•Spectrum
–HC2 Broadcasting is executing against its strategy to deliver high-quality content to a growing base of over-the-air ("OTA") TV households through a nationwide broadcast TV distribution platform. With the station build-out from existing silent licenses largely complete, the focus is on generating growth in commercial carriage through both lease and revenue share arrangements with digital content providers.

–For the fourth quarter of 2020, HC2 Broadcasting reported net revenue of $11.0 million, a decrease of 8.3% compared to $12.0 million in the prior year quarter. Higher revenue from the Station Group driven by an increase in the number of OTA stations in operation was more than offset by lower revenue from the Azteca network, which experienced a reduction in local market advertising spending due to the COVID-19 pandemic that more than offset higher political spend.

–For the fourth quarter of 2020, HC2 Broadcasting reported Net Income of $9.1 million, including a $16.6 million gain on sale of assets and a $2.4 million asset impairment expense. Adjusted EBITDA was $1.1 million, compared to an Adjusted EBITDA loss of $1.0 million in the prior year quarter. HC2 Broadcasting's results for the quarter reflect significant efforts to improve operations which led to the first quarter of positive Adjusted EBITDA.

–During the fourth quarter of 2020, HC2 Broadcasting completed the sale of four full power television stations and a low power television translator for aggregate gross proceeds of $40.5 million. The sale of these non-core stations, along with a refinancing in August 2020, has resulted in reduced debt at HC2 Broadcasting.

–As of early March 2021, HC2 Broadcasting operates 227 stations, of which over 200 are currently connected to the Company’s CentralCast system. The total HC2 Broadcasting footprint includes operating stations in 94 markets in the U.S. and Puerto Rico, including 34 of the top 35 DMAs.

•Insurance
–As previously announced, HC2 received a non-binding indication of interest for the potential acquisition of its Insurance segment from Continental General Holdings LLC, an entity controlled by Michael Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company's outstanding stock, for a total potential transaction value of approximately $90 million, subject to certain adjustments, consisting of, among other things, a combination of $65 million in cash and the transfer to HC2 (or the cancellation) and/or modification of the terms of certain HC2 and HC2-affiliate securities owned by the Insurance segment. The Board of Directors of HC2 has engaged a financial advisor and is carefully evaluating the indication of interest.

–As of December 31, 2020, the Insurance segment had $4.9 billion of cash and invested assets, $5.9 billion in total GAAP assets, and an estimated $337 million of total adjusted capital.

–For the fourth quarter of 2020, the Insurance segment reported Net Income of $16.1 million, compared to Net Loss of $15.2 million for the prior year quarter. During the fourth quarter of 2019, the Insurance Segment recognized a non-cash goodwill impairment charge of $47.3 million attributable to several factors that occurred in the year ago quarter.

–Pre-Tax Insurance AOI was $14.1 million for the fourth quarter of 2020, compared to $10.5 million for the prior year quarter. The increase was due to favorable claims activity and favorable reserve releases due to CNFO elections and benefit reductions in response to premium rate increases implemented in the current period. This was partially offset by a reduction in net investment income due to lower net investment income and unfavorable market movements in values for preferred stock holdings and fixed maturity impairments and unfavorable VOBA amortization, largely due to lower policy terminations for the LTC policies acquired in 2018.

Conference Call
HC2 will host a live conference call to discuss its fourth quarter and full year 2020 financial results and operations today at 5:00 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 website at ir.hc2.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 website at ir.hc2.com.
–Dial-in: 1-877-705-6003 (Domestic Toll Free) / 1-201-493-6725 (International)
–Participant Entry Number: 13717091
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (International)
–Conference Number: 13717091
*Available approximately two hours after the end of the conference call through March 24, 2021.

About HC2
HC2 Holdings, Inc. (NYSE: HCHC) has a class-leading portfolio of assets in Infrastructure, Life Sciences, Spectrum and Insurance. HC2 is headquartered in New York, NY, and through its subsidiaries employs over 2,800 people.

Contacts

Investor Contact:
FNK IR
Matt Chesler, CFA
ir@hc2.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
HC2@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding the Insurance segment), Adjusted EBITDA for its operating segments, Adjusted Operating Income for the Insurance segment and Pre-Tax Adjusted Operating Income for the Insurance segment.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, and FCC reimbursements; asset impairment expense; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; discontinued operations; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.

Adjusted Operating Income - Insurance
Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pretax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP.
Similarly to Adjusted EBITDA, using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance.
Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including OTTI losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government and HC2 on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding entering definitive agreements in respect of and consummating potential divestitures of any of our subsidiaries, reducing debt and related interest expense at the holding company level with the net proceeds of such divestitures, building shareholder value, future cash flow, longer-term growth and invested assets, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on HC2’s operations and personnel, and on commercial activity and demand across our businesses, HC2’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact HC2’s business operations, financial performance, results of operations, financial position, the prices of HC2’s securities and the achievement of HC2’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on HC2’s financial position. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.

Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. There can be no assurance that definitive agreements for potential divestitures or other strategic transactions will be entered into with respect to any of our subsidiaries, that any such transactions will be consummated, or the timing, terms, conditions or net proceeds thereof. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	(Unaudited)		(Audited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$178.0	$169.4	$716.9	$755.6
Life, accident and health earned premiums, net	28.3	28.3	115.1	116.9
Net investment income	41.8	51.3	188.9	203.8
Net realized and unrealized gains (losses) on investments	3.7	(1.4)	(15.1)	0.7
Net revenue	251.8	247.6	1,005.8	1,077.0
Operating expenses
Cost of revenue	140.8	129.4	588.5	596.0
Policy benefits, changes in reserves, and commissions	55.0	67.6	250.0	234.5
Selling, general and administrative	44.5	42.7	181.1	177.3
Depreciation and amortization	(0.7)	0.5	(3.2)	(0.9)
Asset impairment expense	2.5	47.6	13.5	50.0
Other operating (income) expense	(16.3)	0.2	(20.0)	(5.2)
Total operating expenses	225.8	288.0	1,009.9	1,051.7
Income (loss) from operations	26.0	(40.4)	(4.1)	25.3
Interest expense	(19.9)	(19.9)	(79.4)	(76.1)
Loss on early extinguishment or restructuring of debt	(0.2)	—	(9.4)	—
Income (loss) from equity investees	0.6	1.6	(3.4)	1.6
Gain on bargain purchase	—	—	—	1.1
Other (expense) income	(4.0)	2.1	68.5	6.3
Income (loss) from continuing operations	2.5	(56.6)	(27.8)	(41.8)
Income tax (expense) benefit	(6.2)	25.6	(10.5)	19.6
Loss from continuing operations	(3.7)	(31.0)	(38.3)	(22.2)
Loss (income) from discontinued operations	(4.3)	0.3	(63.8)	(13.9)
Net loss	(8.0)	(30.7)	(102.1)	(36.1)
Net loss (income) attributable to noncontrolling interest and redeemable noncontrolling interest	3.3	(0.3)	10.1	4.6
Net loss attributable to HC2 Holdings, Inc.	(4.7)	(31.0)	(92.0)	(31.5)
Less: Preferred dividends, deemed dividends, and repurchase gains	2.4	0.4	3.6	—
Net loss attributable to common stock and participating preferred stockholders	$(7.1)	$(31.4)	$(95.6)	$(31.5)

Loss per common share - continuing operations
Basic	$(0.03)	$(0.66)	$(0.94)	$(0.40)
Diluted	$(0.03)	$(0.66)	$(0.94)	$(0.40)

Loss per common share - discontinued operations
Basic	$(0.08)	$(0.04)	$(0.94)	$(0.30)
Diluted	$(0.08)	$(0.04)	$(0.94)	$(0.30)

Loss per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(0.11)	$(0.70)	$(1.88)	$(0.70)
Diluted	$(0.11)	$(0.70)	$(1.88)	$(0.70)

Weighted average common shares outstanding:
Basic	61.2	45.0	50.3	44.8
Diluted	62.5	45.0	50.7	44.8

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Audited)

	December 31, 2020	December 31, 2019
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$4,456.1	$4,028.9
Equity securities	77.3	92.5
Mortgage loans	57.2	183.5
Policy loans	17.8	19.1
Other invested assets	57.2	68.1
Total investments	4,665.6	4,392.1
Cash and cash equivalents	232.3	193.7
Accounts receivable, net	184.7	228.9
Recoverable from reinsurers	957.5	953.7
Deferred tax asset	4.4	2.8
Property, plant and equipment, net	113.9	129.5
Goodwill	111.0	110.4
Intangibles, net	174.6	210.6
Assets held for sale	126.4	555.2
Other assets	172.4	181.4
Total assets	$6,742.8	$6,958.3

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$4,627.5	$4,567.1
Annuity reserves	228.8	236.4
Value of business acquired	199.8	221.1
Accounts payable and other current liabilities	176.3	190.6
Deferred tax liability	142.3	81.6
Debt obligations	561.5	723.9
Liabilities held for sale	74.7	334.9
Other liabilities	116.0	137.5
Total liabilities	6,126.9	6,493.1
Commitments and contingencies
Temporary equity
Preferred stock	10.4	10.3
Redeemable noncontrolling interest	5.3	11.3
Total temporary equity	15.7	21.6
Stockholders’ equity
Common stock, $0.001 par value	0.1	—
Shares authorized: 160,000,000 and 80,000,000 at December 31, 2020 and 2019, respectively
Shares issued: 77,836,586 and 46,810,676 at December 31, 2020 and 2019, respectively
Shares outstanding: 76,726,835 and 46,067,852 at December 31, 2020 and 2019, respectively
Additional paid-in capital	355.7	281.1
Treasury stock, at cost: 1,109,751 and 742,824 shares at December 31, 2020 and 2019, respectively	(4.2)	(3.3)
Accumulated deficit	(188.7)	(96.7)
Accumulated other comprehensive income (loss)	396.9	168.7
Total HC2 Holdings, Inc. stockholders’ equity	559.8	349.8
Noncontrolling interest	40.4	93.8
Total stockholders’ equity	600.2	443.6
Total liabilities, temporary equity and stockholders’ equity	$6,742.8	$6,958.3

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended December 31, 2020
	Infrastructure	Life Sciences	Spectrum	Other and Eliminations	Non-operating Corporate	HC2
Net loss attributable to HC2 Holdings, Inc.						$(4.7)
Less: Net income attributable to HC2 Holdings Insurance Segment						16.1
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment						(0.9)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$2.8	$(5.7)	$9.1	$(6.2)	$(19.9)	$(19.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.7	—	1.7	—	—	4.4
Depreciation and amortization (included in cost of revenue)	2.2	—	—	—	—	2.2
Other operating (income) expense	0.3	—	(14.3)	—	—	(14.0)
Interest expense	2.0	—	4.4	—	13.5	19.9
Loss on early extinguishment of debt	—	—	—	—	0.2	0.2
Other (income) expense, net	0.5	(0.1)	1.7	(0.4)	3.1	4.8
Income tax (benefit) expense	1.7	—	0.3	3.8	(1.5)	4.3
Noncontrolling interest	0.4	(2.2)	(1.8)	0.3	—	(3.3)
Discontinued operations	—	—	—	5.1	0.1	5.2
Share-based payment expense	—	0.1	—	—	0.2	0.3
Non-recurring items	0.5	—	—	—	0.1	0.6
COVID-19 Costs	4.2	—	—	—	—	4.2
Acquisition and disposition costs	0.1	—	—	0.1	0.9	1.1
Adjusted EBITDA	$17.4	$(7.9)	$1.1	$2.7	$(3.3)	$10.0

(in millions)	Three Months Ended December 31, 2019
	Infrastructure	Life Sciences	Spectrum	Other and Eliminations	Non-operating Corporate	HC2
Net loss attributable to HC2 Holdings, Inc.						$(31.0)
Less: Net loss attributable to HC2 Holdings Insurance segment						(15.2)
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment						(1.1)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$6.7	$(1.8)	$(4.4)	$2.4	$(17.6)	$(14.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.7	0.2	1.6	—	—	5.5
Depreciation and amortization (included in cost of revenue)	2.4	—	—	—	—	2.4
Other operating (income) expense	0.6	—	(0.2)	0.1	—	0.5
Interest expense	2.3	—	3.3	—	14.4	20.0
Other (income) expense, net	(1.7)	(0.3)	1.4	0.1	(1.5)	(2.0)
Income tax (benefit) expense	2.9	—	(1.6)	—	(2.8)	(1.5)
Noncontrolling interest	0.6	(1.2)	(1.1)	2.0	—	0.3
Discontinued operations	—	—	—	(2.7)	2.8	0.1
Share-based payment expense	—	—	0.1	—	1.5	1.6
Acquisition and disposition costs	3.3	—	(0.1)	0.1	0.5	3.8
Adjusted EBITDA	$20.8	$(3.1)	$(1.0)	$2.0	$(2.7)	$16.0

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Twelve Months Ended December 31, 2020
	Infrastructure	Life Sciences	Spectrum	Other and Eliminations	Non-operating Corporate	HC2
Net loss attributable to HC2 Holdings, Inc.						$(92.0)
Less: Net Income attributable to HC2 Holdings Insurance segment						40.2
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment						(6.0)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$6.8	$(14.4)	$(17.5)	$(1.5)	$(99.6)	$(126.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	10.7	0.1	6.8	—	0.1	17.7
Depreciation and amortization (included in cost of revenue)	9.1	—	—	—	—	9.1
Other operating (income) expenses	0.1	0.1	(6.7)	—	—	(6.5)
Interest expense	8.5	—	14.7	—	56.2	79.4
Other (income) expense, net	0.5	(2.3)	5.7	(72.2)	3.0	(65.3)
Loss on early extinguishment of debt	—	—	—	—	9.4	9.4
Income tax expense	4.2	—	0.3	11.0	0.2	15.7
Noncontrolling interest	0.6	(6.2)	(5.3)	0.8	—	(10.1)
Discontinued operations	—	—	—	61.7	3.9	65.6
Bonus to be settled in equity	—	—	—	—	(0.5)	(0.5)
Share-based payment expense	—	0.2	0.3	—	2.4	2.9
Non-recurring items	2.7	—	—	—	5.4	8.1
COVID-19 Costs	19.4	—	—	—	—	19.4
Acquisition and disposition costs	0.6	—	0.5	1.8	3.9	6.8
Adjusted EBITDA	$63.2	$(22.5)	$(1.2)	$1.6	$(15.6)	$25.5

(in millions)	Twelve Months Ended December 31, 2019
	Infrastructure	Life Sciences	Spectrum	Other & Elimination	Non-operating Corporate	HC2
Net loss attributable to HC2 Holdings, Inc.						$(31.5)
Less: Net Income attributable to HC2 Holdings Insurance segment						59.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment						(8.7)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$24.7	$(0.2)	$(18.5)	$(0.6)	$(87.6)	$(82.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	15.5	0.3	6.3	—	0.1	22.2
Depreciation and amortization (included in cost of revenue)	9.1	—	—	—	—	9.1
Other operating (income) expenses	0.5	—	(2.9)	0.1	—	(2.3)
Interest expense	9.3	—	9.6	—	57.5	76.4
Other (income) expense, net	(1.6)	(8.6)	2.7	—	2.2	(5.3)
Income tax (benefit) expense	10.9	—	(1.5)	—	(8.1)	1.3
Noncontrolling interest	2.0	(3.4)	(3.8)	0.6	—	(4.6)
Share-based payment expense	—	0.1	0.6	—	5.5	6.2
Discontinued Operations	—	—	—	3.5	11.0	14.5
Acquisition and disposition costs	5.3	—	1.2	0.1	1.5	8.1
Adjusted EBITDA	$75.7	$(11.8)	$(6.3)	$3.7	$(17.9)	$43.4

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED OPERATING INCOME ("INSURANCE AOI")
AND PRE-TAX OPERATING INCOME ("PRE-TAX INSURANCE AOI")
(Unaudited)

The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre-tax Insurance AOI.

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Increase / (Decrease)	2020	2019	Increase / (Decrease)
Net income (loss) - Insurance segment	$16.1	$(15.2)	$31.3	$40.2	$59.4	$(19.2)
Effect of investment losses (gains) (1)	(4.7)	1.7	(6.4)	13.6	(1.9)	15.5
Asset impairment expense	—	47.3	(47.3)	—	47.3	(47.3)
Gain on bargain purchase	—	—	—	—	(1.1)	1.1
Acquisition costs	—	0.1	(0.1)	0.1	2.1	(2.0)
Insurance AOI	11.4	33.9	(22.5)	53.9	105.8	(51.9)
Income tax expense (benefit)	2.7	(23.4)	26.1	(4.3)	(20.1)	15.8
Pre-tax Insurance AOI	$14.1	$10.5	$3.6	$49.6	$85.7	$(36.1)
(1) The Insurance segment results are inclusive of realized and unrealized gains and net investment income for the three and twelve months ended December 31, 2020 and 2019, inclusive of transactions between entities under common control, which are eliminated or are reclassified in consolidation.